Exhibit 99.1

NEWS RELEASE

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 216.202.1509

For Immediate Release

Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

CLEVELAND, OH, March 16, 2017 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating local natural gas utilities serving approximately 69,400 customers in four states, reported financial results for the fourth quarter and year ended December 31, 2016. Comparative results for the fourth quarter, and for full year 2016, do not include the results of the Kentucky and Pennsylvania utilities which were divested in the fourth quarter of 2015 (“Divestitures”).

Fourth Quarter 2016 Summary

•	Full service distribution throughput increased due to the addition of approximately 800 new customers in the quarter

•	Net income from continuing operations improved to $0.13 per share from $0.07 in 2015

•	Merger approval process with regulators is progressing as anticipated

Mr. Gregory J. Osborne, Gas Natural’s President and Chief Executive Officer, commented, “We grew revenue and gross margin in the quarter as a result of growing our customer base. This is a testament to our keen focus on operations and growth.”

He added, “In December, our shareholders overwhelmingly approved our announced plan to be acquired by First Reserve. The process to obtain approval from the regulatory authorities in Maine, Montana, North Carolina and Ohio is progressing as anticipated. We continue to expect completion of the transaction in the second half of 2017.”

Fourth Quarter and 2016 Operations Review

	Three Months Ended		Years Ended
(in thousands)	December 31,		December 31,
	2016	2015	2016	2015
Revenue by segment:
Natural Gas Operations	$27,251	$26,575	$87,464	$103,978
Marketing & Production	3,495	2,923	11,977	8,383
Consolidated	$30,746	$29,498	$99,441	$112,361

Revenue for the fourth quarter of 2016 increased approximately 4% over the prior-year quarter. Both of the Company’s operating segments contributed to the increase. The Natural Gas Operations segment experienced higher volume driven by customer growth, partially offset by lower natural gas prices and $0.2 million less revenue from the Divestitures. The Marketing & Production segment recognized higher sales to the Company’s former Wyoming operations which were divested in the third quarter of 2015. Previously, such sales were recorded as intercompany and eliminated from consolidated revenue.

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Revenue for 2016 was down approximately 11% compared with the prior-year. The increase in Marketing & Production was for the same reason as described above for the fourth quarter. This was more than offset by the Natural Gas Operations segment that was impacted by lower volume due to warmer weather earlier in the year, lower gas prices, and a $1.6 million reduction from the Divestitures.

Changes in Gross Margin (in thousands)	Three Months Ended	Years Ended
	December 31, 2016
2015 Gross Margin	$12,255	$44,209
Utilities sold	117	(299)
Weather and other volume changes	347	(1,695)
Impact of paper mill closures	(125)	(1,826)
Gas cost adjustment	-	693
New utility customers	226	1,304
Natural Gas Operations change	565	(1,823)
New marketing customers	214	513
Pricing and other	136	25
Marketing & Production change	350	538
Consolidated gross margin change	915	(1,285)
2016 Gross Margin	$13,170	$42,924

Gross margin for the fourth quarter of 2016 increased 7% compared with the prior-year period primarily due to increased full service distribution throughput to new customers and colder weather, partially offset by the impact of paper mill closures in Maine. Customer count grew by approximately 800 in the fourth quarter to 69,400, compared with the end of the third quarter of 2016.

Gross margin for 2016 decreased 3% compared with the prior-year period. The decrease was primarily the result of warmer weather earlier in the year in most of the Company’s markets, the impact of closed paper mills in Maine, and the Divestitures, partially offset by new customers and the effect of a gas cost adjustment recorded in 2015.

	Three Months Ended		Years Ended
(in thousands)	December 31,		December 31,
	2016	2015	2016	2015
Operating income by segment:
Natural Gas Operations	$3,511	$1,857	$6,198	$7,852
Marketing & Production	314	(45)	1,184	(81)
Corporate & Other	(1,367)	(388)	(4,330)	(2,667)
Consolidated	$2,458	$1,424	$3,052	$5,104

Non-GAAP Adjusted EBITDA*	$5,895	$3,765	$15,172	$16,391

*See the attached tables for important disclosures regarding the Company’s use of earnings before interest, taxes, depreciation, amortization, accretion, non-recurring expenses and discontinued operations (“Adjusted EBITDA”) as well as reconciliations of U.S. generally accepted accounting principles (”GAAP”) net income to non-GAAP Adjusted EBITDA for the 2016 and 2015 fourth quarter and annual periods.

For the fourth quarter of 2016, operating income was $1.0 million higher than the prior-year quarter primarily due to higher gross margin. Comparing the annual periods, 2016 operating income was $2.1 million lower than 2015, primarily due to lower gross margin.

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Within the Natural Gas Operations segment, operating expenses for the quarter decreased $1.1 million as legal and professional expenses were down $0.3 million and personnel costs were also down $0.3 million. Those reductions were partially offset by increased spending on information technology.

On a full year basis, the Natural Gas Operations’ operating expenses were $0.2 million lower than the prior year, primarily due to a $0.7 million decrease in expenditures for professional services and $0.6 million on going reduction of expenses due to the Divestitures. Those decreases were partially offset by higher spending on information technology. The Marketing & Production segment benefited from the favorable settlement of a legal matter in the second quarter of 2016. Litigation, settlement and proxy contest costs drove increased expenses within the Corporate & Other segment.

Adjusted EBITDA, a non-GAAP financial measure, was up approximately $2.1 million primarily due to higher gross margin in the 2016 fourth quarter and higher non-recurring items. On a full year basis, Adjusted EBITDA was unfavorably impacted by lower gross margin and higher information technology costs. The Company believes that, when used in conjunction with measures prepared in accordance with GAAP, Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its financial performance.

Excluding discrete items, the effective tax rates were 36.1% and 37.2% for the fourth quarter of 2016 and 2015, respectively. Excluding discrete items for the annual periods, the effective tax rates were 36.5% and 38.1% for 2016 and 2015, respectively. The improvements in 2016 resulted from the benefit of an R&D tax credit and a favorable change in the Company’s blended state tax rate.

Balance Sheet and Cash Management

Cash and cash equivalents as of December 31, 2016 grew to $6.5 million from $2.7 million at December 31, 2015.

Cash provided by operating activities in 2016 was $11.4 million compared with $9.4 million in 2015, with the increase primarily due to lower working capital requirements related to the lower price of natural gas.

Capital expenditures for 2016 were $7.5 million compared with $9.6 million in 2015. Capital expenditures included approximately $1.9 million and $1.5 million, in 2016 and 2015, respectively, for the portion of the Company’s ERP system that was not financed under a lease agreement. The Company has budgeted $10 million for capital expenditures in 2017, with the majority focused on growth of its Natural Gas Operations segment, including construction activities to support expansion, maintenance and enhancements of its gas pipeline systems.

Cash used in financing activities was $1.5 million in 2016 compared with $19.3 million in 2015. Debt repayment was the primary use of cash in both periods.

About Gas Natural Inc.

Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers. It distributes approximately 21 billion cubic feet of natural gas to roughly 69,400 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. The Company’s other operations include intrastate pipeline, natural gas production, and natural gas marketing. The Company's Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in its markets, while looking for acquisitions that are either adjacent to its existing utilities or in under-served markets. Further information is available on the Company’s website at www.egas.net.

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Safe Harbor Regarding Forward-Looking Statements

The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," "believes" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company's business generally include, but are not limited to the Company's ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company's continued ability to make or increase dividend payments; the Company's ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company's ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company's control; the risk factors and cautionary statements made in the Company's public filings with the Securities and Exchange Commission; and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.'s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find it

In connection with the transaction with First Reserve described above, on November 23, 2016, the Company filed with the SEC and sent to its stockholders a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed with the SEC.

For more information, contact:

Gas Natural Inc.	Investor Relations
James E. Sprague, Chief Financial Officer	Deborah K. Pawlowski or Karen L. Howard, Kei Advisors LLC
Phone: (216) 202-1564	Phone: (716) 843-3908 / (716) 843-3942
Email: jsprague@egas.net	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Consolidated Statements of Income

(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUE
Natural gas operations	$27,251	$26,575	$87,464	$103,978
Marketing and production	3,495	2,923	11,977	8,383
Total revenue	30,746	29,498	99,441	112,361

COST OF SALES
Natural gas purchased	14,602	14,492	45,812	60,502
Marketing and production	2,974	2,751	10,705	7,650
Total cost of sales	17,576	17,243	56,517	68,152

GROSS MARGIN	13,170	12,255	42,924	44,209

OPERATING EXPENSES
Distribution, general, and administrative	7,343	7,131	27,338	26,104
Maintenance	269	551	984	1,422
Depreciation, amortization and accretion	2,053	1,909	8,034	7,257
Taxes other than income	964	1,096	4,006	4,119
Provision for doubtful accounts	83	144	182	278
Contingent consideration gain	-	-	(672)	(75)
Total operating expenses	10,712	10,831	39,872	39,105

OPERATING INCOME	2,458	1,424	3,052	5,104

Other income (loss), net	83	416	(65)	86
Interest expense	(856)	(1,037)	(3,169)	(3,604)
Income (loss) before income taxes	1,685	803	(182)	1,586
Income tax (expense) benefit	(365)	(74)	707	(417)
INCOME FROM CONTINUING OPERATIONS	1,320	729	525	1,169

Discontinued operations, net of income taxes	(5)	(526)	(12)	3,519

NET INCOME	$1,315	$203	$513	$4,688

Basic weighted shares outstanding	10,518,062	10,504,319	10,510,644	10,496,979
Dilutive effect of restricted stock awards	733	1,476	623	1,476
Diluted weighted shares outstanding	10,518,795	10,505,795	10,511,267	10,498,455

BASIC & DILUTED EARNINGS PER SHARE:
Continuing operations	$0.13	$0.07	$0.05	$0.11
Discontinued operations	-	(0.05)	-	0.34
Net income per share	$0.13	$0.02	$0.05	$0.45

Weighted average dividends declared per common share	$0.075	$0.270	$0.300	$0.540

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2016	2015

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,463	$2,728
Accounts receivable, less allowance for doubtful accounts
of $385 and $506, respectively	11,093	10,823
Unbilled gas	7,256	6,995
Inventory
Natural gas	3,380	4,063
Materials and supplies	2,065	2,271
Regulatory assets, current	3,131	2,469
Other current assets	2,423	2,174
Total current assets	35,811	31,523

PROPERTY, PLANT, & EQUIPMENT, NET	139,691	142,416

OTHER ASSETS
Regulatory assets, non-current	1,032	1,523
Goodwill	15,872	15,872
Customer relationships, net of amortization	2,322	2,625
Restricted cash	-	1,898
Other non-current assets	2,696	1,530
Total other assets	21,922	23,448
TOTAL ASSETS	$197,424	$197,387

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,	December 31,
	2016	2015

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Line of credit	$13,450	$15,750
Accounts payable	10,055	8,976
Notes payable, current portion	-	5,012
Note payable to related party	-	1,980
Accrued liabilities	8,265	6,873
Regulatory liability, current	-	487
Build-to-suit liability	-	2,041
Capital lease liability	3,618	2,876
Other current liabilities	1,097	1,467
Total current liabilities	36,485	45,462

LONG-TERM LIABILITIES
Deferred tax liability	11,280	12,295
Regulatory liability, non-current	1,417	1,251
Capital lease liability, non-current	2,780	5,177
Other long-term liabilities	3,113	3,286
Total long-term liabilities	18,590	22,009

NOTES PAYABLE, less current portion	49,392	34,427

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock; $0.15 par value; 1,500,000 shares authorized, no shares issued or outstanding	-	-
Common stock; $0.15 par value; Authorized: 30,000,000 shares; Issued and outstanding: 10,519,728 and 10,504,734 shares as of December 31, 2016 and 2015, respectively	1,578	1,575
Capital in excess of par value	64,092	63,985
Retained earnings	27,287	29,929
Total stockholders’ equity	92,957	95,489
TOTAL CAPITALIZATION	142,349	129,916
TOTAL LIABILITIES AND CAPITALIZATION	$197,424	$197,387

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$513	$4,688
Less (loss) income from discontinued operations	(12)	3,519
Income from continuing operations	525	1,169
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	8,034	7,236
Accretion	-	21
Amortization of debt issuance costs	487	656
Provision for doubtful accounts	182	278
Amortization of deferred loss on sale-leaseback	1,015	358
Stock based compensation	107	161
Loss (gain) on sale of assets	589	(118)
Unrealized holding gain on contingent consideration	(672)	(75)
Change in fair value of derivative financial instruments	(193)	(96)
Deferred income taxes	(702)	2,150
Changes in assets and liabilities:
Accounts receivable, including related parties	(451)	1,293
Unbilled gas	(261)	658
Natural gas inventory	683	1,239
Accounts payable, including related parties	1,271	(4,665)
Regulatory assets and liabilities	(1,148)	(1,283)
Other assets	427	(680)
Other liabilities	1,472	1,122
Net cash provided by operating activities of continuing operations	11,365	9,424

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(7,525)	(9,567)
Proceeds from sale of fixed assets	25	4,054
Proceeds from note receivable	-	92
Customer advances for construction	78	33
Contributions in aid of construction	1,351	1,193
Net cash used in investing activities of continuing operations	(6,071)	(4,195)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	24,750	14,150
Repayments of lines of credit	(27,050)	(27,161)
Proceeds from notes payable, including related parties	53,993	8,000
Repayments of notes payable, including related parties	(45,715)	(6,542)
Payments of capital lease obligations	(3,328)	(1,845)
Debt issuance costs paid	(1,990)	(235)
Restricted cash - debt service fund	948	-
Dividends paid	(3,155)	(5,670)
Net cash used in financing activities of continuing operations	(1,547)	(19,303)

DISCONTINUED OPERATIONS
Operating cash flows	(12)	845
Investing cash flows	-	14,371
Net cash (used in) provided by discontinued operations	(12)	15,216

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,735	1,142
Cash and cash equivalents, beginning of period	2,728	1,586
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,463	$2,728

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Natural Gas Operations

Utility Throughput

	Three Months Ended December 31,		Years Ended December 31,
(in million cubic feet (MMcf))	2016	2015	2016	2015

Full service distribution:
Energy West Montana (MT)	1,064	1,037	3,080	3,076
Frontier Natural Gas (NC)	288	258	1,014	926
Bangor Gas (ME)	530	473	1,528	1,727
Ohio Companies (OH)	1,163	968	3,419	3,560
Public Gas (KY)	-	19	-	111
Total full service distribution	3,045	2,755	9,041	9,400

Transportation	2,812	2,504	11,377	10,610
Bucksport	5	60	139	597

Total volumes	5,862	5,319	20,557	20,607

Heating Degree Days

		Three Months Ended		Percent Colder (Warmer)
		December 31,		2016 Compared to
	Normal	2016	2015	Normal	2015

Great Falls, MT	2,570	2,872	2,683	11.75%	7.04%
Bangor, ME	2,526	2,564	2,321	1.50%	10.47%
Elkin, NC	1,469	1,435	1,174	(2.31%)	22.23%
Lancaster, OH	2,402	1,853	1,462	(22.86%)	26.74%
Total Weighted Average	2,443	2,361	2,088	(3.36%)	13.07%

		Years Ended		Percent Colder (Warmer)
		December 31,		2016 Compared to
	Normal	2016	2015	Normal	2015

Great Falls, MT	6,929	7,049	6,916	1.73%	1.92%
Bangor, ME	7,483	7,174	8,058	(4.13%)	(10.97%)
Elkin, NC	3,837	4,029	3,831	5.00%	5.17%
Lancaster, OH	5,889	5,053	5,281	(14.20%)	(4.32%)
Total Weighted Average	6,403	6,101	6,211	(4.72%)	(1.77%)

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income(2)

(in thousands, except per share data)	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
GAAP net income	$1,315	$203	$513	$4,688
Add back, pre-tax:
Non-recurring legal, professional and settlement costs	1,251	484	4,242	2,498
Non-recurring regulatory and other expenses	-	-	-	1,111
Gain on cancellation of contingent consideration liability	-	-	(672)	-
Loss on disposal of assets	50	(468)	581	335
Tax effect of non-GAAP continuing operations items(1)	(470)	152	(1,515)	(1,502)
Discontinued operations	5	526	12	(3,519)
Non-GAAP Adjusted net income(2)	$2,151	$897	$3,161	$3,611

Non-GAAP Adjusted net income per diluted share(2)	$0.20	$0.09	$0.30	$0.34

(1)	Applies an effective tax rate of 36.1%, 37.2%, 36.5% and 38.1% to the non-GAAP pre-tax adjustments for the periods presented above, respectively, consistent with the actual effective tax rates for those periods excluding nonrecurring tax items.

(2)	Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Net Income and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, accretion, atypical charges and discontinued operations, which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted Net Income and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Gas Natural Inc. Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA(2)

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
GAAP net income	$1,315	$203	$513	$4,688
Add back:
Net interest expense	856	1,037	3,169	3,604
Income tax (benefit) expense	365	74	(707)	417
Depreciation, amortization and accretion	2,053	1,909	8,034	7,257
Non-recurring legal, professional and settlement costs	1,251	484	4,242	2,498
Non-recurring regulatory and other expenses	-	-	-	1,111
Gain on cancellation of contingent consideration liability	-	-	(672)	-
Loss (gain) on disposal of assets	50	(468)	581	335
Discontinued operations	5	526	12	(3,519)
Non-GAAP Adjusted EBITDA(2)	$5,895	$3,765	$15,172	$16,391

(2)	Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Net Income and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, accretion, atypical charges and discontinued operations, which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provide additional insight into its operating results. Adjusted Net Income and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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